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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 7, 2004
                                                           ------------


                      ALLIED HEALTHCARE INTERNATIONAL INC.
                      ------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED ON ITS CHARTER)

           1-11570                                13-3098275
-----------------------------      --------------------------------------------
  (COMMISSION FILE NUMBER)            (IRS EMPLOYER IDENTIFICATION NUMBER)



                                    NEW YORK
         --------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                  555 MADISON AVENUE, NEW YORK, NEW YORK 10022
                  --------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (212) 750-0064
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


       ------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5. OTHER EVENTS.

     On July 7, 2004, Allied Healthcare International Inc. (the "Company") issued a press release announcing that it had completed and offering of 14,500,000 shares of its common stock at a price of $4.90 per share. A copy of the press release is attached to this Form 8-K.

     The Company has determined to hold its 2004 annual meeting of shareholders on or about September 9, 2004. Because this date is more than 30 days later than the anniversary date of last year's annual meeting of shareholders, the deadline for submissions of shareholder proposals relating to the 2004 annual meeting has changed from the dates set forth in the proxy statement relating to last year's annual meeting. Shareholders who wish to submit shareholder proposals pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 to be included in the proxy statement relating to the 2004 annual meeting of shareholders must submit such proposals to the Company at its principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn: Secretary), no later than July 20, 2004. Shareholders who wish to present a proposal for consideration outside the processes of Rule 14a-8 must submit such proposal to the Company at its principal executive offices by July 20, 2004 or such proposal will be considered untimely Rule 14a-4(c)(1) and the Company's proxies will have discretionary voting authority with respect to such proposal, if it is presented at the annual meeting, without including information regarding such proposal in the Company's proxy materials.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     (c)    Exhibits

     99.1   Press release dated July 7, 2004




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2004

                                           ALLIED HEALTHCARE INTERNATIONAL INC.


                                           By: /s/ Charles F. Murphy
                                               ---------------------------------
                                               Name:  Charles F. Murphy
                                               Title: Chief Financial Officer